Exhibit 16.1

January 27, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sir or Madam,

We have read item 4 of the Form 8-K dated January 26, 2012 by Golden Eagle International, Inc. and we agree with the statements made therein as they pertain to us.

Sincerely yours,

/s/ Mark Bailey and Company, Ltd.